EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact: Alan D. Eskow
Executive Vice President and
Chief Financial Officer
(973) 305-4003

Valley National Bancorp Reports Quarterly Increases in Earnings,

Loans and Margin

WAYNE, NJ, October 13, 2004 – Valley National Bancorp (NYSE:VLY) earned net income per diluted share of $0.40 or $39.4 million for the quarter ended September 30, 2004 compared to $0.37 per diluted share or $36.7 million for the linked second quarter and $0.40 per diluted share or $39.3 million for the third quarter of 2003.

Net interest income for the current quarter grew $3.5 million or almost 15 percent annualized on a tax equivalent basis to $96.4 million and the net interest margin increased to 3.94 percent from 3.90 percent from the second quarter of 2004. This was a result of a higher volume of loans coupled with recent increases in the prime rate.

Gerald H. Lipkin, Valley’s Chairman, President and CEO stated, “We are pleased to report that earnings for the third quarter of 2004 increased $2.7 million or 7.2 percent compared to the second quarter of 2004. Loans grew by $316 million across all areas of the bank at an annualized rate of 19.4 percent as a result of new business development, consolidation in the marketplace and expansion of existing customer borrowings. In addition, the yield on loans increased for the first time in four years reflecting the positive changes in short term interest rates and the economy. Our business development group and small business initiatives continue to translate into higher loan growth and a strong pipeline of future commercial loan closings.

“Earning assets increased by over 6 percent annualized on a linked quarter basis. This encompasses substantial loan growth in conjunction with a strategic decision to reduce investments. This has a combined effect of shortening the duration of earning assets while increasing both asset sensitivity and the consolidated earning asset yield.

“Since announcing our intention to increase de novo branching, we have increased deposits in new branches by approximately $250 million. Except for the newest branch in Edgewater, all de novos have exceeded our internal breakeven deposit levels. Additionally, government core deposits have increased 38 percent on a linked quarter basis to $435 million.”

Valley National Bancorp (NYSE: VLY)

2004 3rd Quarter Earnings

October 13, 2004

For the third quarter of 2004, Valley achieved an annualized return on average shareholders’ equity (ROE) of 23.65 percent, an annualized return on average assets (ROA) of 1.51 percent and an efficiency ratio of 48.1 percent. The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income. These ratios continue to place Valley among the nation’s best performing banks.

Valley earned net income per diluted share of $1.16 for both the nine months ended September 30, 2004 and September 30, 2003. Net income for the first nine months of 2004 was $114.5 million, compared with $115.0 million for the first nine months of 2003. Included in the 2003 results were net after tax FHLB prepayment penalties of $2.4 million and approximately $15.9 million of gains on the sales of loans and securities. This compares with no prepayment penalties and net after tax gains on the sale of loans and securities of $4.9 million included in the 2004 nine month earnings.

Net interest income for the first nine months of 2004 on a tax equivalent basis was $281.1 million with a net interest margin of 3.95 percent. That compares with net interest income of $264.3 million and a net interest margin of 4.06 percent for the same period in 2003.

Total loans increased $668 million or 10.9 percent to $6.8 billion at September 30, 2004, from $6.2 billion at September 30, 2003 and December 31, 2003, respectively. On a linked quarter, total loans grew $316 million, or 4.9 percent. This increase represents strong growth across the entire loan portfolio.

Total deposits increased $233 million or 3.2 percent to $7.4 billion at September 30, 2004, from $7.2 billion at September 30, 2003 and December 31, 2003. On a linked quarter, demand and savings deposits decreased $57.7 million or 1.1 percent mainly due to a payout of holiday club accounts before the end of the quarter.

Valley’s cost of total deposits for the third quarter of 2004 and the first nine months of 2004 was 0.96 percent and 0.91 percent, respectively, compared to 0.95 percent and 1.05 percent for the same periods in 2003.

Total non-performing assets, which include non-accrual loans and other real estate owned (OREO), totaled $18.4 million or 0.27 percent of loans and OREO at September 30, 2004. This was down from $19.8 million at September 30, 2003 and $23.1 million at December 31, 2003. Net charge-offs were $4.1 million during the first nine months of 2004 or 0.09 percent of average loans.

Total loans past due in excess of 30 days declined to 0.55 percent of all loans at September 30, 2004 compared with 0.73 percent at September 30, 2003 and 0.92 percent at December 31, 2003. Loans past due 90 days or more and still accruing at September 30, 2004 were $3.8 million, or 0.06 percent of total loans, compared to $5.0 million at September 30, 2003 and $2.8 million at December 31, 2003.

2

Valley National Bancorp (NYSE: VLY)

2004 3rd Quarter Earnings

October 13, 2004

The provision for loan losses was $4.8 million for the first nine months of 2004 and $1.5 million for the third quarter of 2004. The provision was in excess of net charge-offs for both the nine month period and during the quarter.

Non-interest income for the third quarter was $19.4 million compared to $33.3 million for the same quarter in 2003. Non-interest income for the first nine months of 2004 was $63.1 million compared to $85.2 million for the same period in 2003. These decreases were mainly due to lower security gains and lower gains on the sale of residential mortgage loans.

Non-interest expense for the third quarter of 2004 was approximately the same compared to the same period in 2003. Non-interest expense for the first nine months of 2004 decreased $1.5 million or 0.9 percent to $162.8 million compared to the same period in 2003. For the nine months of 2004, as compared with the same period in 2003, Valley controlled salary expense which increased only one-half of one percent even after opening 45 branches on Sunday, expanding the customer call center to 24/7, complying with increased regulatory burdens and adding new branches. Non-interest expense remained relatively the same on a linked quarter basis.

The effective income tax rate was 31.9 percent for the current quarter compared with 34.2 percent for the same quarter in 2003. The decrease was in conjunction with a review of our estimated tax accruals and the ordinary September filing of tax returns. Future effective income tax rates are expected to approximate 34 percent.

Valley’s risk-based capital ratios were 10.81 percent for Tier 1 capital and 11.63 percent for total capital. The Tier 1 leverage ratio was 8.28 percent. At September 30, 2004, shareholders’ equity increased to $696.8 million from $638.1 million a year ago.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank currently operates 133 branch offices located in 87 communities serving 11 counties in northern New Jersey and Manhattan. Valley’s web site can be found at http://www.valleynationalbank.com.

*    *    *    *    *    *    *    *    *    *     *    *    *    *    *    *    *    *    *    *     *    *    *    *

Cautionary Statement Concerning Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and

3

Valley National Bancorp (NYSE: VLY)

2004 3rd Quarter Earnings

October 13, 2004

products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “look,” “view,” “opportunities,” “allow,” “continues,” “reflects,” “believe,” “may,” “will,” “should” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, unanticipated changes in the direction of interest rates, changes in loan, investment and mortgage prepayment assumptions, changes in effective income tax rates, higher or lower cash flow levels than anticipated, slowdown in levels of deposit growth, a decline in the economy in New Jersey and New York, a decrease in loan origination volume, as well as a change in legal and regulatory barriers and the development of new tax strategies or the disallowance of prior tax strategies.

#    #    #

-Tables to Follow-

4

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except for share data)	2004	2003	2004	2003
SELECTED FINANCIAL DATA:
Net income	$39,386	$39,336	$114,547	$115,046
Net interest income	94,771	81,699	276,374	259,747
Net interest income - FTE (1)	96,413	83,227	281,123	264,327

Weighted Average Number of Shares Outstanding:
Diluted	99,116,193	99,015,258	99,117,035	99,265,843

Per share data:
Basic earnings	$0.40	$0.40	$1.16	$1.16
Diluted earnings	0.40	0.40	1.16	1.16
Cash dividends declared	0.225	0.21	0.66	0.63
Book value	7.06	6.48	7.06	6.48
Closing stock price - high	26.21	27.63	27.43	27.63
Closing stock price - low	24.27	25.74	24.15	21.77

FINANCIAL RATIOS:
Net interest margin – FTE (1)	3.94%	3.76%	3.95%	4.06%
Annualized return on average assets	1.51	1.66	1.51	1.65
Annualized return on average equity	23.65	24.71	22.80	24.35
Efficiency ratio (2)	48.06	47.06	47.94	47.61

SELECTED BALANCE SHEET ITEMS AND RATIOS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2004	2003	2004	2003
AVERAGE BALANCE SHEET ITEMS:
Assets	$10,401,992	$9,506,334	$10,107,433	$9,303,817
Interest earning assets	9,790,367	8,858,001	9,485,682	8,679,456
Loans	6,644,741	6,150,373	6,416,866	6,020,380
Interest bearing liabilities	7,939,067	7,184,945	7,660,791	7,051,472
Deposits	7,413,933	7,066,275	7,321,791	6,856,260
Shareholders’ equity	666,169	636,666	669,929	630,027

ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$64,812	$67,477	$64,650	$64,087
Provision for loan losses	1,475	1,085	4,799	6,095
Charge-offs	2,182	4,611	8,162	8,921
Recoveries	1,219	1,187	4,037	3,877
End of period	$65,324	$65,138	$65,324	$65,138

(1)	Net interest income and net interest margin are presented on a tax equivalent basis using a 35 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.
(2)	The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	As of September 30,
(Dollars in thousands)	2004	2003
BALANCE SHEET ITEMS:
Assets	$10,631,505	$9,741,766
Loans	6,823,625	6,155,223
Deposits	7,402,105	7,169,571
Shareholders’ equity	696,821	638,104
CAPITAL RATIOS:
Tier 1 leverage ratio	8.28%	8.28%
Risk-based capital - Tier 1	10.81	11.05
Risk-based capital - Total Capital	11.63	12.01
ASSET QUALITY:
Non-accrual loans	$17,915	$19,630
Other real estate owned (OREO)	480	211
Total non-performing assets	18,395	19,841
Loans past due 90 days or more and still accruing	3,754	5,026
ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.27%	0.32%
Allowance for loan losses to loans	0.96	1.06
Net charge-offs to average loans	0.09	0.11

SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands, except for share data)

	September 30,
	2004	2003
Assets
Cash and due from banks	$195,887	$244,732
Securities:
Available for sale	1,799,130	1,666,712
Held to maturity	1,278,403	1,249,983
Trading account	2,346	2,976

Total securities	3,079,879	2,919,671

Loans held for sale	8,252	37,817
Loans	6,815,373	6,117,406
Less: Allowance for loan losses	(65,324)	(65,138)

Loans, net	6,750,049	6,052,268

Premises and equipment, net	154,439	123,811
Due from customers on acceptances outstanding	13,836	15,099
Accrued interest receivable	49,068	43,608
Intangible assets	47,610	54,577
Bank owned life insurance	169,049	162,820
Other assets	163,436	87,363

Total assets	$10,631,505	$9,741,766

Liabilities

Deposits:
Non-interest bearing	$1,722,255	$1,625,873
Interest bearing:
Savings	3,487,954	3,176,736
Time	2,191,896	2,366,962

Total deposits	7,402,105	7,169,571

Federal funds purchased and securities sold under agreements to repurchase	578,019	286,148
Treasury tax and loan account and other short-term borrowings	25,060	29,487
Long-term debt	1,790,187	1,505,478
Bank acceptances outstanding	13,836	15,099
Accrued expenses and other liabilities	125,477	97,879

Total liabilities	9,934,684	9,103,662

Shareholders’ Equity
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 157,042,457 shares; issued 98,897,204 shares in 2004 and 98,918,352 shares in 2003	34,963	33,326
Surplus	439,370	318,919
Retained earnings	215,025	271,508
Unallocated common stock held by the employee benefit plan	(129)	(305)
Accumulated other comprehensive gain	11,930	24,586

	701,159	648,034
Treasury stock, at cost (173,166 common shares in 2004 and 395,277 in 2003)	(4,338)	(9,930)

Total shareholders’ equity	696,821	638,104

Total liabilities and shareholders’ equity	$10,631,505	$9,741,766

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except for share data)

	Three Months Ended September 30,
	2004	2003
Interest Income
Interest and fees on loans	$94,077	$90,527
Interest and dividends on investment securities	38,278	30,094
Interest on federal funds sold and other short-term investments	76	219

Total interest income	132,431	120,840

Interest Expense
Interest on deposits:
Savings deposits	5,886	4,903
Time deposits	11,821	11,954
Interest on other borrowings	19,953	22,284

Total interest expense	37,660	39,141

Net Interest Income	94,771	81,699
Provision for loan losses	1,475	1,085

Net interest income after provision for loan losses	93,296	80,614

Non-Interest Income
Trust and investment services	1,899	2,052
Insurance premiums	3,401	4,857
Service charges on deposit accounts	5,118	5,485
Gains on securities transactions, net	594	6,174
Fees from loan servicing	1,934	2,582
Gains on sales of loans, net	792	6,747
Bank owned life insurance	1,532	1,525
Other	4,141	3,903

Total non-interest income	19,411	33,325

Non-Interest Expense
Salary expense	25,660	24,496
Employee benefit expense	5,919	5,298
Net occupancy expense	8,981	8,419
Amortization of intangible assets	2,083	3,055
Other	12,234	12,860

Total non-interest expense	54,877	54,128

Income before income taxes	57,830	59,811
Income tax expense	18,444	20,475

Net Income	$39,386	$39,336

Earnings Per Share:
Basic	$0.40	$0.40
Diluted	$0.40	$0.40

Weighted Average Number of Shares Outstanding:
Basic	98,676,093	98,400,484
Diluted	99,116,193	99,015,258

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except for share data)

	Nine Months Ended September 30,
	2004	2003
Interest Income
Interest and fees on loans	$270,876	$274,579
Interest and dividends on investment securities	110,546	98,341
Interest on federal funds sold and other short-term investments	200	392

Total interest income	381,622	373,312

Interest Expense
Interest on deposits:
Savings deposits	15,761	18,040
Time deposits	34,262	36,125
Interest on other borrowings	55,225	59,400

Total interest expense	105,248	113,565

Net Interest Income	276,374	259,747
Provision for loan losses	4,799	6,095

Net interest income after provision for loan losses	271,575	253,652

Non-Interest Income
Trust and investment services	6,314	6,282
Insurance premiums	10,818	13,861
Service charges on deposit accounts	15,116	16,444
Gains on securities transactions, net	5,211	12,353
Fees from loan servicing	6,145	7,033
Gains on sales of loans, net	2,300	12,062
Bank owned life insurance	4,645	4,603
Other	12,591	12,549

Total non-interest income	63,140	85,187

Non-Interest Expense
Salary expense	73,939	73,563
Employee benefit expense	17,126	17,496
Net occupancy expense	27,111	25,601
Amortization of intangible assets	6,972	9,430
Other	37,607	38,121

Total non-interest expense	162,755	164,211

Income before income taxes	171,960	174,628
Income tax expense	57,413	59,582

Net Income	$114,547	$115,046

Earnings Per Share:
Basic	$1.16	$1.16
Diluted	$1.16	$1.16

Weighted Average Number of Shares Outstanding:
Basic	98,645,399	98,756,595
Diluted	99,117,035	99,265,843

Valley National Bancorp

(dollars in thousands)

	End of Period - 09/30/04	End of Period - 06/30/04	End of Period - 12/31/03	End of Period - 09/30/03
	Loan Portfolio	Loan Portfolio	Loan Portfolio	Loan Portfolio
Commercial Loans	$1,316,972	$1,205,739	$1,184,652	$1,185,854

Construction	282,299	254,007	222,748	206,642
Residential Mortgage	1,774,827	1,699,035	1,596,859	1,584,076
Commercial Mortgage	1,741,674	1,692,201	1,553,037	1,566,939

Total Mortgage Loans	3,798,800	3,645,243	3,372,644	3,357,657

Home Equity	510,790	486,962	476,149	474,033
Credit Card	9,433	9,636	10,722	10,337
Automobile	1,098,375	1,058,238	1,013,938	1,006,744
Other Consumer	89,255	101,871	114,304	120,598

Total Consumer Loans	1,707,853	1,656,707	1,615,113	1,611,712

Total Loans	$6,823,625	$6,507,689	$6,172,409	$6,155,223

	Quarter End - 09/30/04			Quarter End - 06/30/04			Quarter End - 12/31/03			Quarter End - 09/30/03
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Loans	$6,644,741	$94,114	5.67%	$6,371,083	$89,002	5.59%	$6,163,441	$89,553	5.81%	$6,150,373	$90,574	5.89%
Taxable Investments	2,803,510	35,307	5.04%	2,819,716	33,850	4.80%	2,525,018	31,655	5.01%	2,372,410	27,343	4.61%
Non-Taxable Investments	325,127	4,576	5.63%	317,298	4,342	5.47%	267,097	4,291	6.43%	254,212	4,232	6.66%
Fed Funds and Other Int. Earning Assets	16,989	76	1.79%	13,882	34	0.98%	90,107	230	1.02%	81,006	219	1.08%

Total Int. Earning Assets	9,790,367	134,073	5.48%	9,521,979	127,228	5.34%	9,045,663	125,729	5.56%	8,858,001	122,368	5.53%

Other Assets	611,625			620,343			638,693			648,333
Total Average Assets	$10,401,992			$10,142,322			$9,684,356			$9,506,334

Liabilities and Shareholders’ Equity
Savings	$3,491,498	$5,886	0.67%	$3,446,731	$5,162	0.60%	$3,267,588	$4,831	0.59%	$3,184,336	$4,903	0.62%
Time Deposits	2,160,260	11,821	2.19%	2,167,642	11,038	2.04%	2,311,486	11,969	2.07%	2,276,867	11,954	2.10%
S/T Borrowings	484,850	1,603	1.32%	372,815	921	0.99%	199,562	422	0.85%	250,305	544	0.87%
Long-term Debt	1,802,459	18,350	4.07%	1,695,362	17,169	4.05%	1,547,426	18,134	4.69%	1,473,437	21,740	5.90%

Interest Bearing Liabilities	7,939,067	37,660	1.90%	7,682,550	34,290	1.79%	7,326,062	35,356	1.93%	7,184,945	39,141	2.18%

Non-Interest Bearing	1,762,175			1,715,696			1,639,331			1,605,072
Other Liabilities	34,581			62,689			74,187			79,651
Shareholders’ Equity	666,169			681,387			644,776			636,666
Total Average Liabilities and Shareholders’ Equity	$10,401,992			$10,142,322			$9,684,356			$9,506,334

Net Interest Income and Margin - tax equivalent basis		$96,413	3.94%		$92,938	3.90%		$90,373	4.00%		$83,227	3.76%

Notes:

Interest income is presented on a tax equivalent basis using a 35 percent federal tax rate.

Loans are stated net of unearned income and include non-accrual loans.